UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2019

Conagra Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)
(312)
 549-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 9, 2019, the Board of Directors of Conagra Brands, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective as of that date, to designate the forum for certain types of litigation. Specifically, unless the Company consents in writing to the selection of an alternative forum, the following types of proceedings (the “covered litigation”) must be brought in the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware:
•	Derivative actions or proceedings brought on behalf of the Company;
•	Actions asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company or its stockholders or creditors;
•	Any action asserting a claim under the General Corporation Law of the State of Delaware;
•	Any action asserting a claim under the Certificate of Incorporation or Bylaws of the Company; and
•	Any action asserting a claim governed by the internal affairs doctrine.
The Company is a corporation organized under and governed by the laws of the State of Delaware. This amendment was adopted because the Company believes that the best courts to decide matters of Delaware law are the courts of Delaware. Courts outside of the State of Delaware have no particular expertise in the law of Delaware, nor is there a specialized court like the Delaware Court of Chancery in other states. As a result, the Company believes that the appropriate forum for the covered litigation is, in most situations, a Delaware court.
In addition to placing matters of Delaware law in the hands of Delaware courts, this amendment is designed to reduce the cost and complexity of the Company’s defense of litigation. Prior to the implementation of this Bylaw amendment, the Company could be (and historically had been) sued on the same underlying facts in multiple courts in multiple jurisdictions, simultaneously. This imposes cost burdens on the Company. With this amendment, comparable cases will be filed in the same court, improving litigation efficiency.
Recognizing that there may be situations when it is appropriate to accommodate a litigant’s preferred choice of forum outside of the State of Delaware, the Bylaw amendment reserves with the Company the right to consent to an alternative jurisdiction.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amended and Restated
By-Laws
of the Company, a copy of which is included as Exhibit 3.2 to this Current Report on Form
8-K
and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Conagra Brands, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Corporate Secretary
Date: December 13, 2019